EXHIBIT 10.1
FOURTH AMENDMENT
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
     THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (“Fourth Amendment”), dated as of March 31, 2011, is made and entered into by and among MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), UNION BANK, N.A., a national banking association, in its capacity as Administrative Agent (“Administrative Agent”), UNION BANK, N.A., a national banking association, in its capacity as a Lender (“Union Bank”), and BRANCH BANKING & TRUST COMPANY, a North Carolina banking corporation, in its capacity as a Lender (“BB&T”) (Union Bank and BB&T herein called “Lenders”).
RECITALS:
     A. Borrower, Administrative Agent and Lenders are parties to that certain Revolving Credit and Term Loan Agreement dated as of October 28, 2009, as amended by (i) that certain First Amendment dated as of May 12, 2010, (ii) that certain consent letter dated October 26, 2010, (iii) that certain Second Amendment dated as of November 3, 2010 and (iv) that certain Third Amendment dated as of December 6, 2010 (as so amended, the “Agreement”), pursuant to which each Lender severally agreed to extend credit to Borrower in the amounts provided for therein.
     B. Borrower, Administrative Agent and Lenders desire to (i) increase the Revolving Credit Commitments (as such term is defined in Section 1.1 of the Agreement) of Revolving Loan Lenders from Thirty-Five Million Dollars ($35,000,000) to Fifty Million Dollars ($50,000,000) and (ii) amend the definition of “Permitted Acquisition” appearing in Section 1.1 of the Agreement in certain respects, subject, however, to the terms and conditions of this Fourth Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower, Administrative Agent and Lenders agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendment To Definition Of “Permitted Acquisition”. Subparagraphs (iv) and (v) of the definition of “Permitted Acquisition” appearing in Section 1.1 of the Agreement are hereby amended to read in full as follows:
          “...(iv) the aggregate consideration paid by acquirer in connection with any such single Acquisition shall not exceed Five Hundred Thousand Dollars ($500,000); and (v) the aggregate consideration paid by acquirer in connection with all such Acquisitions made after the effective date of the Fourth Amendment to this Agreement shall not exceed One Million Dollars ($1,000,000).”

3. Replacement Of Schedule 1.1C To The Agreement. Schedule 1.1C to the Agreement is hereby replaced with Schedule 1.1C to this Fourth Amendment. As set forth in replacement Schedule 1.1C, the Revolving Loan Lenders’ Revolving Credit Commitments are increased from Thirty-Five Million Dollars ($35,000,000) to Fifty Million Dollars ($50,000,000) and each Revolving Loan Lender’s Revolving Credit Commitment is hereby increased to the amount indicated next to such Revolving Loan Lender’s name in Schedule 1.1C under the heading “Revolving Credit Commitments.”
4. Effectiveness Of This Fourth Amendment. This Fourth Amendment shall become effective as of the date hereof when, and only when, Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
     (a) A counterpart of this Fourth Amendment, duly executed by Borrower;
     (b) A replacement Revolving Note, duly executed by Borrower in favor of Union Bank;
     (c) A replacement Revolving Note, duly executed by Borrower in favor of BB&T;
     (d) A commitment fee in connection with the increase of the Revolving Credit Commitments provided for herein, in the aggregate amount of Seventy-Five Thousand Dollars ($75,000), payable to the Administrative Agent for the ratable account of the Revolving Loan Lenders, which commitment fee shall be non-refundable;
     (e) A reasonable legal documentation fee, for the sole account of the Administrative Agent, which reasonable legal documentation fee shall be non-refundable; and
     (f) Such other documents, instruments or agreements as Administrative Agent may reasonably deem necessary in order to effect fully this Fourth Amendment.
5. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Fourth Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fourth Amendment, and each reference in the Agreement to the “Revolving Notes” or words of like import referring to the Revolving Notes shall mean the replacement Revolving Notes issued by Borrower in favor of Lenders pursuant to this Fourth Amendment.
6. Representations and Warranties. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in Article 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Fourth Amendment and the execution and delivery of the replacement Revolving Notes are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and
     (c) No event has occurred and is continuing or would result from this Fourth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default under the Agreement, but for the requirement that notice be given or time elapse or both.
7. Date Corrections.
     (a) Each reference that appears in all prior amendments to the Agreement to the First Amendment to the Agreement (or words of like import referring to the First Amendment to the Agreement) shall henceforth mean and refer to the First Amendment dated as of May 12, 2010.
     (b) Reference is hereby made to (i) that certain consent letter dated August 24, 2010, executed by Union Bank, as Administrative Agent and Lender, and by BB&T, as Lender, and acknowledged by Borrower, and (ii) that certain consent letter dated October 26, 2010, executed by Union Bank, as Administrative Agent and Lender, and by BB&T, as Lender, and acknowledged by Borrower (collectively, the “Consent Letters”). Each of the Consent Letters incorrectly states, in paragraph one thereof, that the First Amendment to the Agreement was dated as of April 2, 2010. The correct date of the First Amendment to the Agreement was as of May 12, 2010, and therefore each reference in the Consent Letters to the First Amendment to the Agreement shall henceforth mean and refer to the First Amendment dated as of May 12, 2010.
8. Governing Law. This Fourth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
9. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date and year first above written.

MOTORCAR PARTS OF AMERICA, INC., as Borrower
By:	/s/ Selwyn Joffe
Selwyn Joffe
Chief Executive Officer

UNION BANK, N.A., in its capacity as Administrative Agent and as a Lender
By:	/s/ Cary L. Moore
Cary L. Moore
Senior Vice President

BRANCH BANKING & TRUST COMPANY, in its capacity as a Lender
By:	/s/ Matthew Grau
Matthew Grau
Banking Officer

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